UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 East Carrillo Street, 2nd Floor Santa Barbara, California		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2010, Pacific Capital Bancorp, a California corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which Treasury agreed, subject to certain conditions, to exchange all 180,634 shares of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock, having a liquidation amount of $1,000 per share (the “Series B Preferred Stock”), beneficially owned and held by Treasury, plus accrued but unpaid dividends on such shares of Series B Preferred Stock (which are approximately $13.5 million as of the date of this Current Report on Form 8-K), for shares of a new series of the Company’s preferred stock, Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, having a liquidation amount of $1,000 per share (the “Series D Preferred Stock”). Upon closing of the exchange contemplated by the Exchange Agreement (the “Exchange Closing”), the Series D Preferred Stock to be issued to Treasury will have an aggregate liquidation amount equal to the sum of $180.6 million plus an amount equal to accrued but unpaid dividends on the Series B Preferred Stock outstanding immediately prior to the date of the Exchange Closing (the “Exchange Closing Date”). The Company has received approval from The NASDAQ Stock Market LLC (“NASDAQ”) to issue the securities to Treasury under the Exchange Agreement in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).

The Exchange Closing is subject to the closing of the transactions contemplated by the Investment Agreement dated as of April 29, 2010 (the “Investment Agreement”), by and among the Company, Pacific Capital Bank, N.A. (the “Bank”) and SB Acquisition Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Ford Financial Fund, L.P. (“Ford”), pursuant to which the Company will receive an equity recapitalization investment of $500 million and the Company will issue to Ford 225,000,000 shares of the Company’s common stock, no par value (“Common Stock”), at a purchase price of $0.20 per share, and 455,000 shares of a new series of the Company’s preferred stock, Series C Convertible Participating Voting Preferred Stock, having a liquidation amount of $1,000 per share, at a purchase price of $1,000 per share. The Exchange Closing is also subject to the satisfaction or waiver of other closing conditions, including, among others, that the Company shall have completed a cash tender offer for $50 million in aggregate principal amount of its Subordinated Debenture due 2014 and at least $18 million in aggregate principal amount of its 9.22% Subordinated Bank Notes due 2011, in each case at a purchase price of $650 per $1,000 in principal amount of such securities, and that the approval of NASDAQ to issue the securities to Treasury under the Exchange Agreement without approval of the Company’s shareholders in reliance on NASDAQ Rule 5635(f) previously received by the Company shall remain in full force and effect.

Under the terms of the Exchange Agreement, Treasury (and any subsequent holder of the Series D Preferred Stock) will have the right, subject to certain conditions, to convert the Series D Preferred Stock into shares of Common Stock at any time. In addition, the Company will have the right to compel a conversion of the Series D Preferred Stock into Common Stock at any time until April 26, 2011, subject to the satisfaction or waiver of certain closing conditions, including (i) the Company having received all required approvals of such conversion from the appropriate banking regulators, (ii) the Company’s shareholders having approved an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the issuance of Common Stock upon conversion of the Series D Preferred Stock and the issuance of Common Stock upon exercise of the Amended and Restated Warrant (as defined below), and that amendment shall be filed with the California Secretary of State and be in full force and effect, and (iii) the Company having outstanding shares listed on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market, both at the time of the issuance of the shares of Series D Preferred Stock and on the date of such conversion.

If converted by Treasury (or any subsequent holder of the Series D Preferred Stock) or the Company pursuant to either of the foregoing conversion rights, each share of Series D Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $370 and the denominator of which is the initial conversion price of $0.20 per share. The initial conversion price will be subject to certain anti-dilution adjustments that may result in a greater number of shares of Common Stock being issued in connection with a conversion of the Series D Preferred Stock.

Unless earlier converted by Treasury (or any subsequent holder of the Series D Preferred Stock) or the Company as described above, the Series D Preferred Stock will automatically convert into shares of Common Stock on the seventh anniversary of the Exchange Closing Date. In any such mandatory conversion, each share of Series D Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $1,000 and the denominator of which is the market price of the Common Stock at the time of such mandatory conversion (as such market price is determined pursuant to the terms of the Series D Preferred Stock).

At the time any shares of Series D Preferred Stock are converted into Common Stock, the Company will be required to pay all accrued and unpaid dividends on the Series D Preferred Stock being converted in cash or, at the Company’s option, in shares of Common Stock, for the period commencing on the date that is 31 days following the Exchange Closing Date to, but excluding, the date of conversion; provided, however, that if shares of Series D Preferred Stock are converted into Common Stock on or after 45 days from the Exchange Closing Date, then the Company will be required to pay all accrued and unpaid dividends on the Series D Preferred Stock in cash or, at the Company’s option, in shares of Common Stock, from the period commencing on the Exchange Closing Date to, but excluding, the date of conversion.

With the exception of the provisions relating to the conversion of the Series D Preferred Stock into shares of Common Stock, the terms of the Series D Preferred Stock are substantially similar to the terms of the Series B Preferred Stock to be exchanged. Shares of Series D Preferred Stock qualify as Tier 1 regulatory capital and are entitled to quarterly cumulative dividends at a rate of 5% per annum through November 21, 2013, and 9% per annum thereafter. Shares of Series D Preferred Stock do not have voting rights other than the right to vote as a class on certain matters that could adversely affect the Series D Preferred Stock. If dividends on the Series D Preferred Stock are not paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the holders of the Series D Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect two directors at the Company’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. These directors would be elected annually and serve until all accrued and unpaid dividends on the Series D Preferred Stock have been paid.

As part of the terms of the Exchange Agreement, the Company and Treasury also agreed to amend and restate the terms of the warrant (the “Warrant”) dated November 21, 2008 that entitles Treasury to purchase 1,512,003 shares of Common Stock. The amended and restated warrant (the “Amended and Restated Warrant”), which will be issued by the Company upon the issuance of the Series D Preferred Stock, will extend the term of the Warrant until the ten-year anniversary of the Exchange Closing Date and will adjust the initial exercise price of the Warrant to be consistent with the conversion price applicable to the Series D Preferred Stock.

None of the shares of Series D Preferred Stock, the Amended and Restated Warrant, the shares of Common Stock issuable upon conversion of the Series D Preferred Stock (the “Underlying Common Stock”) or the shares of Common Stock issuable upon exercise of the Amended and Restated Warrant (the “Warrant Shares”) will be subject to any contractual restriction on transfer.

The foregoing description of the Exchange Agreement, the Series D Preferred Stock and the Amended and Restated Warrant does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement (including the annexes thereto), which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference. The Exchange Agreement (including the annexes thereto) and the foregoing description have been included to provide investors and security holders with information regarding the terms of the Exchange Agreement, the Series D Preferred Stock and the Amended and Restated Warrant. They are not intended to provide any other factual information about the Company or its subsidiaries and affiliates. The Exchange Agreement contains representations and warranties of the Company made solely for the benefit of Treasury. The assertions embodied in those representations and warranties are qualified by disclosures provided by the Company to Treasury in connection with the transactions contemplated by the Exchange Agreement. Moreover, the representations and warranties in the Exchange Agreement were used for the purpose of allocating risk between the Company and Treasury. Accordingly, you should read the representations and warranties in the Exchange Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 2.02.	Results of Operations and Financial Condition.

On July 27, 2010, the Company issued a press release regarding its results of operations and financial condition for the quarter ended June 30, 2010. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this report that is being furnished pursuant to Item 2.02 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company proposes to issue the Series D Preferred Stock and the Amended and Restated Warrant referenced above pursuant to the exemption from registration under Section 4(2) of the Securities Act. The Company will not receive any cash proceeds from the issuance of the Series D Preferred Stock or the Amended and Restated Warrant.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

(b)

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.01. Any conversion of all or a significant number of shares of Series D Preferred Stock as described in Item 1.01 above would result in Treasury becoming the owner of a substantial number of shares of Common Stock.

Item 7.01	Regulation FD Disclosure.

On July 27, 2010, the Company issued a press release announcing the terms of the Exchange Agreement with Treasury. The press release also contains an announcement regarding, among other things, the Company’s results of operations and financial condition for the quarter ended June 30, 2010. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this report that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing.

Item 8.01.	Other Events.

On July 27, 2010, the Company and its wholly-owned subsidiary, the Bank, issued a press release announcing that the Company has extended the expiration date and early tender deadline with respect to its previously announced cash tender offers for any and all of its outstanding trust preferred securities, and that the Bank has extended the expiration date and early tender deadline with respect to its previously announced cash tender offers for any and all of its outstanding subordinated debt securities. The press release announcing the extensions of the expiration dates and early tender deadlines is furnished as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement, dated as of July 26, 2010, by and between Pacific Capital Bancorp and the United States Department of the Treasury.
10.2	Annex A to the Exchange Agreement, dated as of July 26, 2010, by and between Pacific Capital Bancorp and the United States Department of the Treasury – Form of Warrant
10.3	Annex B to the Exchange Agreement, dated as of July 26, 2010, by and between Pacific Capital Bancorp and the United States Department of the Treasury – Form of New Certificate of Determination
99.1	Press Release dated July 27, 2010.
99.2	Press Release dated July 27, 2010.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, consummation of any capital investment or recapitalization, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the investment and recapitalization transactions contemplated by the Investment Agreement and the Exchange Agreement; inability to achieve the higher minimum capital ratios that the Bank is required to maintain pursuant to the Consent Order issued by the Office of the Comptroller of the Currency on May 11, 2010; the effect of other requirements of the Consent Order and the Written Agreement dated May 11, 2010, by and between the Company and the Federal Reserve Bank of San Francisco, and any further regulatory actions; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to receive dividends from the Bank and to service debt and satisfy obligations as they become due; costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on NASDAQ ; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; rating agency downgrades; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)
July 27, 2010	By:	/S/ MARK K. OLSON
Mark K. Olson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Exchange Agreement, dated as of July 26, 2010, by and between Pacific Capital Bancorp and the United States Department of the Treasury.
10.2	Annex A to the Exchange Agreement, dated as of July 26, 2010, by and between Pacific Capital Bancorp and the United States Department of the Treasury – Form of Warrant
10.3	Annex B to the Exchange Agreement, dated as of July 26, 2010, by and between Pacific Capital Bancorp and the United States Department of the Treasury – Form of New Certificate of Determination
99.1	Press Release dated July 27, 2010.
99.2	Press Release dated July 27, 2010.